Exhibit 23.01


                              CONSENT



We have issued our report dated October 1, 1999, accompanying the consolidated financial statements included in the Annual Report of Lifschultz Industries, Inc. on Form 10-KSB for the year ended July 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Lifschultz Industries, Inc. on Form S-8 (File No. 333-05487, effective June 26, 1996.)


                                                      GRANT THORNTON LLP


Provo, Utah
October 1, 1999